Exhibit 10.22M

James C. Cournoyer Assistant Treasurer	40 Westminster St. Providence, RI 02903 Tel: (401) 457-4417 Fax: (401) 457-3533 jcournoyer@textron.com

December 29, 2011

JPMorgan Chase Bank, National Association

P.O. Box 161

60 Victoria Embankment

London EC4Y OJP

England

Re: Amendment to Base Bond Hedge Transaction

Reference is made to the transaction (the “Base Bond Hedge Transaction”) entered into between JPMorgan Chase Bank, National Association, London Branch (“Bank”), represented by J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities Inc.), as its agent, and Textron Inc. (“Counterparty”), pursuant to a letter agreement dated April 29, 2009, entitled Convertible Bond Hedge Transaction, as amended by the Bond Hedge Amendment and Termination Agreement between Bank and Counterparty, dated October 25, 2011 (the “Bond Hedge Amendment and Termination Agreement” and such letter agreement as amended, reformed or modified prior to the date hereof, the “Base Bond Hedge Confirmation”). This letter shall notify Bank that Counterparty wishes to modify the number of Shares subject to the Base Bond Hedge Confirmation. Capitalized terms used herein but not defined shall have the meaning set forth in the Base Bond Hedge Confirmation.

1.	Effective as of the date hereof, the Base Bond Hedge Confirmation shall be amended as follows : The definition of “Number of Options” in Section 2 of the Base Bond Hedge Confirmation is hereby amended by amending and restating the first sentence thereof in its entirety to read as follows: “224,184 Options.” For the avoidance of doubt, the parties acknowledge and agree that 8,179 Options have been exercised prior to the date hereof and, as a result, the number of Options remaining unexercised under the Base Bond Hedge Confirmation as of the date hereof is 216,005.

2.	Except as expressly amended hereby, all the terms and provisions of the Base Bond Hedge Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects, and the representations, warranties and agreements in Section 4 of the Bond Hedge Amendment and Termination Agreement are deemed to be repeated mutatis mutandis by the applicable party with respect to this letter and the Base Bond Hedge Transaction and Base Bond Hedge Confirmation, as amended hereby, as of the date hereof.

3.	The provisions of this letter agreement shall be governed by New York law (without reference to choice of law doctrine to the extent inconsistent with choice of New York law). Please indicate your agreement to the forgoing by signing below.

If you have any questions, please do not hesitate to call.

Very truly yours,

/s/ James C. Cournoyer
James C. Cournoyer
Assistant Treasurer

Agreed and Accepted By:

J.P. MORGAN SECURITIES LLC, as agent for JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/Santosh Sreenivasan
Authorized Signatory
Name:	Santosh Sreenivasan